Exhibit 10.63
DEBT CONVERSION AGREEMENT

THIS DEBT CONVERSION AGREEMENT is made the ______ day of December, 2010 between Coreworx Inc., a corporation existing under the laws of the Province of Ontario (the “Corporation”) and Acorn Energy, Inc., a corporation incorporated under the laws of the State of Delaware (the “Creditor”).

WHEREAS the Corporation was indebted to the Creditor in the amount of US$11,711,894 and, on July 1, 2010 (the “Settlement Date”), the Creditor agreed to accept common shares of the Corporation (the “Common Shares”) in settlement of such indebtedness (the “Debt Settlement Amount”);

AND WHEREAS the Corporation and the Creditor failed to formally document the foregoing arrangement and wish to do so by this written agreement;

NOW THEREFORE THIS AGREEMENT WITNESSETH THAT for and in consideration of the mutual promises and agreements hereinafter contained, the sum of CDN$1.00 now paid by each party to the other and other good and valuable consideration (the receipt and sufficiency of which is hereby irrevocably acknowledged), the parties hereto hereby confirm the following:

1.           Subject to the terms and conditions of this agreement, the Creditor agrees to accept 51,714,125 Common Shares (the “Debt Securities”) in full and final satisfaction of the Debt Settlement Amount.  The Creditor further agrees that, upon the issuance and delivery of the Debt Securities to the Creditor, the Corporation shall be fully released in respect of the Debt Settlement Amount.

2.           The Corporation represents, warrants, and covenants to the Creditor, and acknowledges that the Creditor is relying upon such representations, warranties, and covenants in entering into this agreement, that:

(a)
it is a corporation duly incorporated and organized under the laws of the Province of Ontario and is presently in good standing thereunder with full corporate power to own its properties and carry on its business as now being conducted;

(b)	the Corporation has full corporate power and authority to enter into this agreement and perform the same and do all other acts which may be necessary to consummate the transaction contemplated hereby;

(c)
the execution and delivery of this agreement are within the corporate power and authority of the Corporation and have been duly authorized by all necessary corporate action and this agreement constitutes a valid and binding obligation of the Corporation enforceable against it and its successors in accordance with its terms, subject to the usual qualification as to enforceability being limited by bankruptcy and other laws effecting the enforcement of creditors' rights generally, equitable remedies being discretionary remedies and rights to indemnification and contribution being limited by applicable laws;

(d)
none of the execution and delivery of this agreement, the consummation of the transactions contemplated hereby or the fulfilment of or compliance with the terms and provisions hereof do or will, with the giving of notice or the lapse of time or both:

(i)	to the best of the knowledge of the Corporation, violate any provision of any law or administrative regulation or any administrative order, award, judgment or decree applicable to the Corporation;

(ii)	conflict with any of the terms, conditions or provisions of the articles or any by-laws of the Corporation or any resolution of its directors or shareholders; or

(iii)
conflict with, result in a breach of, constitute a default under, or accelerate or permit the acceleration of the performance required by, any material agreement, covenant, undertaking, commitment, instrument, judgment, order, decree or award to which the Corporation is a party or by which it is bound or to which the property of it is subject; and

(e)
the Debt Securities to be issued to the Creditor in accordance with the provisions hereof will, upon their issuance and delivery, be validly issued and outstanding as fully paid and non-assessable Common Shares of the Corporation.

3.           The Creditor represents, warrants and covenants to the Corporation, and acknowledges that the Corporation is relying on such representations, warranties and covenants in entering into this agreement, that:

(a)
the Creditor has the legal capacity and competence to enter into and execute this agreement and to take all actions required pursuant hereto and all necessary approvals by directors, shareholders and members of the Creditor, or otherwise, have been given to authorize it to enter into and execute this agreement and to take all actions required pursuant hereto and it is a Corporation duly incorporated and organized under the laws of its jurisdiction of formation and is presently in good standing thereunder with full corporate power to its own properties and carry on its business as now being conducted;

(b)	the Creditor has full power and authority to enter into this agreement and perform the same and do all acts which may be necessary to consummate the transactions contemplated hereby;

(c)
this agreement has been duly executed and delivered by the Creditor and constitutes a valid and binding obligation of the Creditor enforceable against it in accordance with its terms, subject to the usual qualification as to enforceability being limited by bankruptcy and other laws effecting the enforcement of creditors rights generally, equitable remedies being discretionary remedies and rights to indemnification and contribution being limited by applicable laws; and

(d)
the Creditor is or at the time of conversion will be the beneficial owner of the Debt Settlement Amount with good and marketable title thereto free and clear of all liens, charges, security interest and other encumbrances whatsoever.

4.           All of the covenants, representations, and warranties shall survive the closing of the issuance of the Debt Securities hereunder.

5.           Time shall in all respects be of the essence of this agreement.

6.           This agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein (without regard to principles of conflict of laws that would impose the laws of another jurisdiction) and the parties hereby irrevocably attorn to the non-exclusive jurisdiction of the courts of the Province of Ontario.

7.           All dollar amounts expressed herein refer to the currency of Canada, unless otherwise indicated.

8.           The parties agree to execute and deliver to each other such further instruments and other written assurances and to do or cause to be done such further acts or things as may be necessary or convenient to carry out and give effect to the intent of this agreement or as any of the parties may reasonably request in order to carry out the transactions contemplated herein.

9.           This agreement sets forth the entire agreement among the parties hereto pertaining to the specific subject matter hereof and replaces and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties hereto, and there are no warranties, representations or other agreements, whether oral or written, express or implied, statutory or otherwise, between the parties hereto in connection with the subject matter hereof except as specifically set forth herein.  No supplement, modification, waiver or termination of this agreement shall be binding unless executed in writing by the party to be bound thereby.

10.           In case any one or more of the provisions contained in this agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained in this agreement shall not in any way be affected or impaired thereby, and any such invalid, illegal or unenforceable provision shall be deemed to be severable, and the remainder of the provisions of this agreement shall nevertheless remain in full force and effect.

11.           This agreement may be executed by the parties hereto in separate counterparts or duplicates each of which when so executed and delivered shall be an original, but all such counterparts or duplicates shall together constitute one and the same instrument.

12.           This agreement shall be binding upon and shall enure to the benefit of the parties hereto and their respective successors and permitted assigns.

13.           This agreement may not be assigned without the prior written consent of the parties, which consent may be unreasonably withheld.

14.           Notwithstanding the date of this agreement or the date on which this agreement is formally signed by either of the parties, this agreement and all of its provision shall be effective as of the Debt Settlement Date.

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IN WITNESS WHEREOF the parties have executed this agreement as of the date first above written.

COREWORX INC.

Per:
Authorized Signing Officer

ACORN ENERGY, INC.

Per:
Authorized Signatory